EXHIBIT 3.1


                       THE COMMONWEALTH OF MASSACHUSETTS


                           MICHAEL JOSEPH CONNOLLY        FEDERAL IDENTIFICATION
-------------               Secretary of State
Examiner            ONE ASHBURTON PLACE, BOSTON, MASS: 02108     NO. 04-2652826
                                                                     -----------



                         RESTATED ARTICLES OF ORGANIZATION
                     General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                  -----------

  We, Richard T. Schumacher                                      , President and
      Howard L. Levin                                                 , Clerk of


                              Boston Biomedica Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)

located at   375 West Street, West Bridgewater
          ----------------------------------------------------------------------
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on September 5 , 1996, by vote of

4,812,307   shares of     common stock    out of  5,380,130  shares outstanding,
------------         --------------------       ------------
                       (Class of Stock)

           shares of                      out of         shares outstanding, and
------------         -------------------        ---------
                       (Class of Stock)

            shares of                    out of              shares outstanding,
------------         -------------------        -------------
                       (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

         1. The name by which the corporation  shall be known is: -

                Boston Biomedica, Inc.

         2. The purposes for which the corporation is formed are as follows: -

C  [ ]   To engage generally in the clinical laboratory business relating to the
P  [ ]   testing of blood and doing all other types of medical  testing,  and in
M [ ] connection there with, obtaining blood, doing research therein and RA [ ] supplying same to other institutions for research purposes, and to carry on any other business, and to do and perform any other lawful acts and businesses necessary or incidental to the above-stated purposes. To have in furtherance of the corporate purposes, all the powers conferred upon corporations organized under the Business corp-oration Law subject to the limitations thereof contained in these Restated Articles of Organization or in the Laws of the Commonwealth of Massachusetts. To carry on any business or activity permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under the provisions of Chapter 156B of the General Laws, whether or not related to those in the foregoing.

--------
  P.C.

     Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.






     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:



                     WITHOUT PAR VALUE                   WITH PAR VALUE
                     -----------------                   --------------
CLASS OF STOCK        NUMBER OF SHARES         NUMBER OF SHARES        PAR VALUE
--------------        ----------------         ----------------        ---------

 PREFERRED                                       1,000,000               $.01

 COMMON                                         20,000,000               $.01

                               Please see Contination Pages marked Article 3(a)

     *4.If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:


          Please see Continuation Pages marked Article 4








     *5.The restrictions, if any, imposed by the artcles of organization upon the transfer of shares of stock of any class are as follow:


          None








     *6.Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders or of any class of stockholders:

          Please see Continuation Pages marked Article 6




     *If there are no such provisions, state "None".






                             BOSTON BIOMEDICA, INC.

                        RESTATED ARTICLES OF ORGANIZATION

                               CONTINUATION PAGES

                                  ARTICLE 3(a)

         Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Corporation's Common Stock, $.01 par value per share, issued and outstanding immediately prior to the Effective Date (the "Old Shares") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-half of a share of the Corporation's Common Stock, $.01 par value per share (the "New Shares"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding Old Shares (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole New Shares into which and for which the Old Shares formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, one New Share in lieu of fractional shares, as provided below) pursuant to the provisions hereto. No certificates or scrip representing fractional share interests in New Shares will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Shares to which the holder would otherwise be entitled, one additional New Share. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full New Shares for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Corporation shall carry forward any fractional shares until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the number of New Shares to which the holder would have been entitled if all certificates of that holder had been presented for exchange at one time. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise delivered in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date the amount of capital represented by the New Shares into which and for which Old Shares are reclassified under the terms hereof shall be the same as the amount of capital represented by the Old Shares so reclassified, until thereafter reduced or increased in accordance with applicable law.





                             BOSTON BIOMEDICA, INC.

                        RESTATED ARTICLES OF ORGANIZATION

                               CONTINUATION PAGES

                                    ARTICLE 4

        The classes of stock of the Corporation authorized by this Article 4 shall have the preferences, voting powers, qualifications, and special or relative rights or privileges as to each class thereof and any series now established as set forth in this Article 4. Stock of any class or series authorized pursuant hereto may be issued from time to time by authority of the Board of Directors for such consideration as from time to time may be fixed by vote of the Board of Directors.

                              PART I - COMMON STOCK

        The holders of the Common Stock shall be entitled to one vote per share and, subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to or on a parity with the Common Stock, shall be entitled to dividends when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets available for distribution to the holders of the Common Stock.

                            PART II - PREFERRED STOCK


        Preferred Stock may be issued by the Board of Directors, in one or more series and with such rights, powers, preferences and terms and at such times and for such consideration as the Board of Directors shall determine, without further stockholder action. With respect to each series of Preferred Stock, prior to issuance, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the rights, powers, preferences and terms of the shares of the series, including, but without limitation: (i) the dividend rate, which may be fixed or variable, its preference as to any other class or series of capital stock, and whether dividends will be cumulative or non-cumulative; (ii) whether the shares are to be redeemable and, if so, at what times and prices (which price or prices may, but need not, vary according to the time or circumstances of such redemption) and on what other terms and conditions; (iii) the terms and amount of any sinking fund provided for the purchase or redemption of the shares; (iv) whether the shares shall be convertible or exchangeable and, if so, the times, prices, rates, adjustments and other terms of such conversion or exchange; (v) the voting rights, if any, applicable to the shares in addition to those prescribed by law; (vi) the restrictions and conditions, if any, on the issue or reissue of any additional shares of such series or of any other series of Preferred Stock ranking on a parity with or prior to the shares of such series; (vii) whether, and the extent to which, any of the rights, powers, preferences and terms of any such series may be made dependent upon facts ascertainable outside of the Articles of





Organization or outside the resolution or resolutions providing for the issuance of such series by the Board of Directors, provided that the manner in which such facts shall operate is clearly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors; and
(viii) the rights of the holders of such shares upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.







                             BOSTON BIOMEDICA, INC.

                        RESTATED ARTICLES OF ORGANIZATION

                               CONTINUATION PAGES

                                    ARTICLE 6

        The other lawful provisions for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders, are set forth in this Article 6.

A.      DEFINITIONS

        The following definitions shall apply for the purpose of this Article 6:

        (a)"Affiliate" shall have the meaning given such term Rule 12b-2 under the Exchange Act.

        (b) "Announcement Date" shall mean the date of first public announcement of the proposal of a Business Combination.

        (c) "Associate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

        (d) "Business Combination" shall mean:

        (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Related Person, or (b) any other Person (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person; or

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value in excess of ten percent (10%) of the Corporation's total stockholder's equity as reflected on the Corporation's most recent audited financial statements; or

        (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value in excess of ten percent (10%) of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements; or






        (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person or any Affiliate of any Related Person; or

        (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving the Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.

        (e) "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate of any Related Person and who was a member of the Board of Directors prior to the time that any such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. Notwithstanding the above, a majority of the then existing Continuing Directors can deem a new director to be a Continuing Director, even though such person is Affiliated with a Related Person.

        (f) "Determination Date" shall mean the date upon which the Business Combination is consummated.

        (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, from time to time.

        (h) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange or quotation system on which such stock is listed or quoted, or, if no such price or quotations are available, the highest closing bid price of a share of such stock during such period on the quotation system on which such stock is then quoted, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

        (i) "Person" shall mean any individual, firm, partnership, joint venture, joint stock company, trust, business trust, corporation, limited liability partnership, limited liability corporation, unincorporated association or other entity of whatsoever nature.

        (j) "Related Person" shall mean any Person (other than the Corporation, any Subsidiary or any individual who was a stockholder of the Corporation on July 31, 1996) which, together with such Person's Affiliates and Associates and with any other Person (other than the Corporation, any Subsidiary, or any individual who was a stockholder of the Corporation on July

31, 1996) with which such Person or they have entered into any agreement, arrangements or understanding with respect to acquiring, holding or disposing of voting stock, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any voting stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly of more than five percent (5%) of the voting power of the outstanding voting stock after July 31, 1996.

        (k) "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

        (l) "Voting Stock" shall mean all the then outstanding shares of capital stock entitled to vote generally in the election of directors.

B.       CLASSIFICATION OF BOARD OF DIRECTORS AND RELATED MATTERS.

        (a) Number, Election and Terms of Directors

        1. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation's voting stock as to dividends or upon liquidation to elect additional directors under specific circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Continuing Directors or by the affirmative vote of the holders of at least eighty percent (80%) of the shares of voting stock outstanding, voting as a single class (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). After the 1996 annual meeting of stockholders, the Board of Directors shall vote to cause the directors, other than those who may be elected by the holder of any class or series of stock having a preference over the voting stock as to dividends or upon liquidation, to be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1997 annual meeting of stockholders, the term of office of the second class to expire at the 1998 annual meeting of stockholders and the term of office of the third class to expire at the 1999 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, the successors of those directors whose terms expire at that meeting shall be elected by a plurality vote of all votes cast at such meeting for a term of office to expire at the third succeeding annual meeting of stockholders after their election, unless by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more of the then expired directorships as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

        2. The number of the Board of Directors may be changed by a vote of a majority of the Continuing Directors then in office or by the stockholders by vote of eighty percent (80%) of the shares of voting stock outstanding, voting as a single class.

        3. Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such, shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board of Directors shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

        (b)     Newly Created Directorships and Vacancies

        Except as otherwise provided for or fixed by or pursuant to the provisions of these Articles of Organization relating to the rights of the holders of any class or series of stock having a preference over the voting stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of a majority of the Continuing
Directors, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of an incumbent director.

        (c)     Removal

        Subject to the rights of the holders of any class or series of stock having a preference over the voting stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office with or without cause only by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of voting stock, voting together as a single class.

        (d)     Amendment, Repeal or Alteration

        Notwithstanding anything contained in these Articles of Organization to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of voting stock, voting together as a single class, shall be required to alter, change, amend or repeal this Section B of
Article 6 or to adopt any provision  inconsistent with this Section B of Article
6.

C.       FAIR PRICE PROVISION.

         1. In addition to the affirmative vote otherwise required by law or any provision of these Articles of Organization, except as otherwise provided in
Section 2 of this Section C of Article 6, any Business Combination shall require the affirmative vote of the holders of eighty percent (80%) of the combined voting power of all Voting Stock voting together as a single class.

         Such affirmative vote shall be required notwithstanding any other provisions of these Articles of Organization, or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, and such affirmative vote of the holders of the combined voting power of the outstanding shares of any particular class or series of the Voting Stock or other capital stock required by law or by these Articles of Organization.

         2. The provisions of Section 1 of this Section C shall not be applicable in respect of a Business Combination if, in the case of such Business Combination that does not involve any consideration received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in paragraph (a) below is met, or, in the case of any other Business Combination, the conditions specified in either of paragraphs (a) or (b) below are met; in which event, such Business Combination shall require only such affirmative vote as is required by law, any other provision of these Articles of Organization, or any agreement with any national securities exchange, as the case may be:

         (a) The Business Combination shall have been approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

         (b) All of the following conditions shall have been met:

             (i) The form of the consideration received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Related Person has paid for shares of such class of Voting Stock within the two-year period ending on and including the Determination Date. If, within such two-year period, the Related Person has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration received per share by holders of shares of such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Related Person within such two-year period.

             (ii) The aggregate amount of consideration received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph (b)(ii) shall be met with respect to every such class of Voting Stock outstanding, whether or not the Related Person has previously acquired any shares of that particular class of Voting Stock):

                  (a) (if applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers'
                  fees) paid by the Related Person for any shares of that class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher; or

                  (b) the Fair Market Value per share of such Voting Stock on the Announcement Date; or

                  (c) in the case of any class of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

             (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination:

                  (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends
                  (whether  or  not  cumulative)  on any  outstanding  Preferred
                  Stock;

                  (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock), unless the failure so to increase such annual rate of dividends is approved by a majority of the Continuing Directors;

                  (c) such Related Person shall not have become the beneficial owner of any newly issued shares of Voting Stock directly or indirectly from the Corporation except as part of the transaction which results in such Related Person becoming a Related Person;

                  (d) after such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Related Person's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (e) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain on the front thereof, prominently displayed, any recommendation as to the advisability or inadvisability of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing to the Board of Directors and/or shall contain an opinion by an investment banking firm, selected by a majority
                  of  the   Continuing   Directors,   as  to
                  the fairness (or unfairness) of the Business Combination to the stockholders of the Corporation, other than the Related Person.

         3. A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them, after reasonable inquiry, all facts necessary to determine compliance with this Section E of Article 6 including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of voting stock beneficially owned by any person, (iii) whether the applicable conditions set forth in paragraph (b) of subsection 2 have been met with respect to any Business Combination, and (iv) whether the assets which are the subject of any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have an aggregate Fair Market Value in excess of ten percent (10%) of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements.

         4. Nothing contained in this Section E of Article 6 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         5. Notwithstanding anything contained in these Articles of Organization to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all Voting Stock, voting together as a single class, shall be required to amend or repeal this Section C, or to adopt any provision inconsistent herewith.

         6. In the event of any inconsistencies between this Section C and Chapter 110 F of the Massachusetts General Laws, the provisions of this Section C shall control.

D.      BY-LAWS.

        The By-laws may provide that the directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

E.      MEETINGS.

        Meetings of the stockholders of the corporation may be held anywhere in the United States.

F.      ACTING AS PARTNER.

        The corporation may be a general or limited partner in any business enterprise it would have power to conduct by itself.

G.      INDEMNIFICATION.

        The corporation may provide, either in the corporation's By-laws or by contract, for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent presently permitted by law; provided, however, that if applicable law is hereafter modified to permit indemnification in situations where it was not theretofor permitted, then such indemnification may be permitted to the full extent permitted by such law as amended.

H.      TRANSACTIONS WITH INTERESTED PERSONS.

        The By-laws may contain provisions providing that no contract or transaction of the corporation shall be void or voidable by reason of the fact that any officer, director or stockholder of the corporation may have held an interest therein.

I.      REPURCHASES BY CORPORATION.

        The corporation may from time to time offer to purchase and purchase shares from any stockholder of the corporation upon fair and reasonable terms and at a fair and reasonable price, whether or not the stockholder owns a controlling interest in the corporation, without offering to any other stockholder an equal opportunity to sell a ratable number, or any, of his shares of stock in the corporation to the corporation upon comparable terms or at a comparable price, or to make any offer to purchase whatsoever to other stockholders of the corporation.

J.      ELIMINATION OF DIRECTORS' PERSONAL LIABILITY.

        No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles
                                                    ----------------------------
                             3, 4 and 6
--------------------------------------------------------------------------------
    (*If there are no such amendments, state "None".)




                              Briefly describe amendments in space below:


          Article 3 is amended to increase and change the authorized capital and
          Article 4 is amended to describe the new classes of stock.

          Article 6 is amended to change the other lawful provisions for the conduct and regulation of the business and affairs of the Corporation.










IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our
names this    5th     day of      September        in the year 1996


Richard T. Schumacher     /s/ Richard T. Schumacher                    President
-----------------------------------------------------------------------
Howard L. Levin           /s/ Howard L. Levin                             Clerk
-----------------------------------------------------------------------








                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                    I hereby  approve  the  within  restated
                    articles of organization and, the filing
                    fee in the  amount of  $________  having
                    been   paid,  said  articles are  deemed
                    to have been filed with me this__day of_________ , 19__.





                                      MICHAEL JOSEPH CONNOLLY
                                         Secretary of State














                         TO BE FILLED IN BY CORPORATION
           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

                    TO:
                         Howard L. Levin, Esquire
                    -------------------------------------------------
                         Brown, Rudnick, Freed & Gesmer, P.C.
                    -------------------------------------------------
                          One Financial Center, Boston, MA 0211l
                    -------------------------------------------------
                    Telephone   (617) 856-8200
                             ----------------------------------------

                                                          Copy Mailed